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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated
January 14, 2000 on PaineWebber U.S. Government Income Fund, PaineWebber Low Duration U.S. Government Income Fund, PaineWebber Investment Grade Income Fund and PaineWebber High Income Fund, in this Registration Statement (Form N-1A No. 2-91362) of PaineWebber Managed Investments Trust.



                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP


New York, New York
March 28, 2000